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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2004

Enviro-Energy Corporation

(Exact name of registrant as specified in its charter)

          Delaware

  000-30069

     95-4520761

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

(Address of principal executive offices)

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

SEC 873 (06/2003)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.03 Bankruptcy or Receivership

A petition under title 11, United States Code was filed against ENGY on October 4, 2004, in US Bankruptcy Court, Eastern District of Washington, requesting an order for relief under Chapter 7 of the Bankruptcy Code (title 11 of the United States Code).   The Involuntary Petition, Case No. 04-07311-PCW7,  was filed by Winston & Cashatt as Attorneys for Petitioners Donald Tulloch and William Tulloch.

Item 5.01 Changes in Control of Registrant

As of this time, there are no other directors nor any officers remaining in Enviro-Energy Corporation.

As stated in a previous 8-k report, Cory Colvin continues in his lawsuit to attempt to rescind the transaction that entered Colvico into Enviro-Energy Corporation. If the shareholders want to defend this action, a shareholder meeting should be called by interested parties and new directors and officers should be elected to the Corporation.

At this time, all Enviro-Energy Corporation business activity shall be forwarded to Colvico, 2121 N. Waterworks, Spokane, WA 99216, as it is the only operating entity of ENGY.

Item 5.02 Departure of Directors

To all Enviro-Energy Corporation Shareholders,

As of October 22, 2004, I resign as a Director in Enviro-Energy Corporation. I am personally forced to take this action as there are no funds in the Corporation to pay outstanding bills for legal defense of various pending lawsuits, director's insurance, and other bills that have come due.  My attempts to raise capital by selling company treasury stock indicates that there is no free-trading stock available. Colvico, a wholly owned subsidiary of the Corporation, has failed to provide the Corporation with the cash required to operate the business of the Corporation.

In June 2004, when Mr. Colvin abruptly resigned as sole Officer and a Director of the Corporation, he left me with a very difficult situation regarding the state of the Corporation.  At that time, I was unaware that there were several pending lawsuits against the Corporation by various subcontractors that had not been paid.  In addition, Mr. Colvin served notice that he was suing the Corporation to remove Colvico from Enviro-Energy, after he had run the Corporation himself for some time.    Initially, I was optimistic that a settlement could be reached with Mr. Colvin regarding his lawsuit against the Corporation, which would allow me to deal with the other lawsuits. However, since that time Mr. Colvin and his attorney have failed to reply to us on numerous attempts on our part at initial contact to start the discussions.

In the past 4 months I have looked into ways to restructure the Corporation and to defend the various lawsuits against the Corporation.  At no expense to the Corporation, I worked with an outside advisor to evaluate ways to gain value from the Corporation, but the only asset(s) that I am aware of is the stock of Colvico and the value of the ENGY shell.  With all of the pending lawsuits,  and the involuntary bankruptcy petition filed on behalf of Tulloch and Tulloch, there is little interest in the shell at this time.

Proceeding further with defending the assets for the shareholders requires cash to implement any plan, and the Corporation has none for its use.  In fact, legal representation was arranged up through September 2004, and ENGY is indebted make further payments that cover the Corporation’s legal defense which has been incurred since June 2004.  I cannot personally finance the defense of the Corporation and take personal responsibility for the health of the Corporation. Mr. Colvin, one of Enviro-Energy’s largest shareholders, has sued to take the major asset, Colvico, out of the Corporation.

When I was elected as a director, I was asked to be an advisor for matters regarding the Biowaste Digester product area.   I have had no fiduciary responsibility for the Corporation.  I have received no compensation for my leadership of ENGY.

Thank you,
Robert Peha

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enviro-Energy Corporation

(Registrant)

/s/ Robert Peha

--------------------------------------------------

Robert Peha, Director

Dated: October 22, 2004